EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in the registration statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our review report dated April 27, 2001 insofar as such report relates to the financial statements and schedules of Brooke Corporation for the periods ended March 31, 2001 and 2000.

/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
July 10th, 2001